Exhibit 10.1

WARNER MUSIC GROUP CORP.

1633 Broadway

New York, NY 10019

January 2, 2025

Robert Kyncl

Address on file with Company

Dear Robert:

Please refer to the employment agreement between Warner Music Group Corp. (“Company”) and you dated September 20, 2022 (the “Agreement”).

This letter, when signed by you and countersigned by Company, shall constitute our agreement to amend the Agreement as set forth herein. Unless otherwise indicated, capitalized terms shall have the meanings set forth in the Agreement.

1. Effective as of the date hereof, Section 3(c) (“Annual PSU Award”) of the Agreement is hereby amended and restated in its entirety as follows:

“(c) Annual RSU Award: You shall be eligible to participate in Company’s 2020 Omnibus Incentive Plan (as may be amended from time to time, the “Plan”). Beginning with the Company’s 2025 fiscal year, you shall receive an annual Award of Restricted Stock Units (as such terms are defined in the Plan) (“RSUs”) on a date selected by the Administrator (as defined in the Plan) which is expected to be in January of each year of your employment with Company, so long as the common stock of Company is publicly traded, with the first such grant to be made in January 2025. The target “grant date value” of each annual Award of RSUs shall be $10,600,000. The grant date value of any annual Award of RSUs may be higher or lower than the target, and shall be determined by the Board in its sole discretion based on factors including the strength of your performance and the performance of Company. The terms and conditions of each RSU Award shall be consistent with the Company’s form of Restricted Stock Unit Award Agreement for senior executives as in effect from time to time, except as otherwise agreed in writing between you and Company and approved by the Administrator.”

2. The reference in Section 10(b)(i) of the Employment Agreement to the “annual PSU award” is hereby amended to refer to the annual award of RSUs described in Section 3(c) of the Employment Agreement as amended hereby.

This letter may be executed in two or more counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this letter by facsimile transmission or by email or other electronic transmission method, and signatures created or transmitted by electronic means, including DocuSign (or any other signature complying with the federal ESIGN Act of 2000 or any applicable Uniform Electronic

Transactions Act or Electronic Signatures and Records Act), PDF or JPEG, shall constitute original signatures, shall be deemed to have been duly and validly created and delivered, and shall be valid and binding for all purposes.

Except as expressly amended herein, the terms and provisions of the Agreement shall remain in full force and effect.

[signature page follows]

If the foregoing correctly sets forth our understanding, please sign below and return this letter to Company.

Very truly yours,

WARNER MUSIC GROUP CORP.

By:	/s/ Paul Robinson
Name:	Paul Robinson
Title:	EVP & General Counsel

Accepted and Agreed:

/s/ Robert Kyncl
Robert Kyncl